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Exhibit 99.2

CERTIFICATE OF PRINCIPAL EXECUTIVE OFFICER
Pursuant to Section 906(a) of the Sarbanes-Oxley Act of 2002
Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18 United States Code

        The undersigned, being the Principal Executive Officer of Enbridge Energy Management, L.L.C. ("Enbridge Management"), hereby certifies that Enbridge Management's annual report on Form 10-K for the year ended December 31, 2002, filed with the United States Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)), fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report fairly presents, in all material respects, the financial condition and results of operations of Enbridge Management.

        A signed original of this written statement required by Section 906 has been provided to Enbridge Management and will be retained by Enbridge Management and furnished to the Securities and Exchange Commission or its staff upon request.

Dated March 28, 2003
/s/ DAN C. TUTCHER Dan C. Tutcher President and Principal Executive Officer

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  Exhibit 99.2
CERTIFICATE OF PRINCIPAL EXECUTIVE OFFICER Pursuant to Section 906(a) of the Sarbanes-Oxley Act of 2002 Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18 United States Code